UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2015

RISE RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 – 510 West Hastings Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6B 1L8

(Zip Code)

Registrant’s telephone number, including area code:  (604) 687-7130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 22, 2015, Rise Resources Inc. (the “Company”) completed a 1 for 80 reverse split of its common stock and effected a corresponding decrease in its authorized capital by filing a Certificate of Change with the Nevada Secretary of State (the “Reverse Split”).  As a result of the Reverse Split, the Company’s authorized capital decreased from 1,680,000,000 shares to 21,000,000, and its issued and outstanding common stock decreased from 63,400,000 shares to 792,500, with each fractional share being rounded up to the nearest whole share.

Item 8.01 Other Events

On January 14, 2015, the Company completed a merger with its wholly owned subsidiary, Rise Resources Inc., and formally assumed the subsidiary’s name by filing Articles of Merger with the Nevada Secretary of State (the “Name Change”).  The subsidiary was incorporated entirely for the purpose of effecting the Name Change and the merger did not affect the Company’s Articles of Incorporation or corporate structure in any other way.

In order for the Name Change and Reverse Split to be recognized on the OTC markets, the Financial Industry Regulatory Authority (“FINRA”) was required to process the corporate actions.  FINRA has now processed the Name Change and Reverse Split, both of which will be effective in the market at the open of business on February 9, 2015. At that time, the Company’s common stock will become eligible for quotation on the OTC markets under the name “Rise Resources Inc.” and the trading symbol “PROFD”. On March 9, 2015, the Company’s trading symbol will change permanently to “RYES”.

Item 9.01 Financial Statements and Exhibits

Number

Exhibit Description

3.4

Certificate of Change filed with the Nevada Secretary of State on January 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 5, 2015

RISE RESOURCES INC.

/s/ Greg Johnston
Greg Johnston
CEO, Director